Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to the Registration Statement No. 033-15983 on Form N-1A of our reports dated June 17, 2016, relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund, Fidelity Mid Cap Stock Fund, Fidelity Small Cap Stock Fund, Fidelity Small Cap Discovery Fund, and Fidelity Series Small Cap Discovery Fund, and our reports dated January 20, 2016, relating to the financial statements and financial highlights of Fidelity Nasdaq Composite Index Fund and Fidelity Series 100 Index Fund, each a fund of Fidelity Commonwealth Trust, appearing in the Annual Report on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2016 and November 30, 2015 respectively. We also consent to the reference to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
October 21, 2016